EXHIBIT 21.1

                   SUBSIDIARIES OF REGISTRANT


Hyperion Enhanced Networks of Virginia, Inc. (Delaware corporation)

Hyperion Telecommunications of Arkansas, Inc. (Delaware corporation)

               Entergy Hyperion Telecommunications of Arkansas, L.L.C. (50% owned) (an Arkansas limited liability company)

Hyperion Telecommunications of Florida, Inc. (Florida corporation)

               Continental Fiber Technologies, Inc. (20% owned) (Florida
                corporation)

Hyperion Telecommunications of Kansas, Inc. (Delaware corporation)

               Multimedia Hyperion Telecommunications (49.9% owned)
                (Kansas general partnership)

Hyperion Telecommunications of Kentucky, Inc. (Delaware corporation)

               Louisville Lightwave (50% owned) (New Jersey general partnership)

Hyperion Telecommunications of Louisiana, Inc. (Delaware corporation)

               Entergy Hyperion Telecommunications of Louisiana, L.L.C.
                (50% owned) (an Arkansas limited liability company)

Hyperion Telecommunications of Mississippi, Inc. (Delaware corporation)

               Entergy Hyperion Telecommunications of Mississippi, L.L.C.
                (50% owned) (an Arkansas limited liability company)

Hyperion Telecommunications of New Jersey, Inc. (Delaware corporation)

               New Jersey Fiber Technologies (19.7% owned) (New Jersey general partnership)

Hyperion Telecommunications of New York, Inc. (Delaware corporation)

               NHT Partnership (40% owned) (New York general partnership)

               NewChannels Hyperion Telecommunications (50% owned) (New York general partnership)

Hyperion Telecommunications of Pennsylvania, Inc. (Delaware corporation)

               PECO Hyperion Telecommunications (50% owned) (Pennsylvania general partnership)

               Hyperion Telecommunications of Harrisburg (50% owned)
                (Pennsylvania general partnership)

               Hyperion Susquehanna Telecommunications (50% owned)
                (Pennsylvania general partnership)


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Hyperion Telecommunications of Tennessee, Inc. (Delaware corporation)

               AVR of Tennessee, L.P. d/b/a Hyperion of Tennessee, L.P.
                (95% owned) (California limited partnership)

Hyperion Telecommunications of Vermont, Inc. (Delaware corporation)

Hyperion Telecommunications of Virginia, Inc. (Virginia corporation)

               Alternet of Virginia (37% owned) (Virginia general partnership)